Exhibit 10.18
Memorandum of Understanding

This Memorandum of Understanding (the "MOU") is made and entered into as of the 151 of October 2009 (the "Effective Date")  by and between ORGANOVO, INC.,  a company formed under the laws of Delaware (the "Company"), located at 5871 Oberlin Dr., Suite 150, San Diego, CA, 92121, and Robert Baltera, 7955 Run of the Knolls, San Diego, CA, 92127 (the "Executive").

RECITAL

WHEREAS the Company and the Executive wish to establish expectations for compensation for Executive's service as a properly appointed Director of the Company, and

UNDERSTANDING

In consideration of the foregoing and the mutual promises and covenants contained in this MOU, the Company and the Executive agree to the following:

1.	The Company and Executive agree that any arrangement is at will, and that either party may terminate the relationship at any time with written notice. The Company and Executive further agree that any engagement as a Director of the Company requires approval of the Board of Directors and approval of the Shareholders to ratify.

2.	Compensation will consiste of restricted shares in an amount equal to 100 shares of the Company. The Company represents that it currently has less than 40,000 shares outstanding and has provided a capitalization table for review. Restrictions to these shares will be removed at a rate of 25% per annum starting on the date of this agreement.

3.	Compensation will further consist of an amount of $5,000 per annum, paid in the form of a convertible note under the terms of Organovo's seed fundraising. A Form of Purchase Agreement, Form of Convertible Promissory Note, and Form of Warrant have been provided and are incorporated herein by reference.

4.	This agreement shall be effective as of the date of the last signature and shall thereafter continue for a forty-eight (48) month period.

5.	Ancillary agreements, amendments or additions hereto must be made in writing.

IN WITNESS WHEREOF, the parties hereto have executed this MOU as of the Effective Date.

ORGANOVO, INC.		ROBERT BALTERA

By:	/s/Keith Murphy	Signed:	/s/ Robert Baltera
Printed Name:	Keith Murphy
Title:	CEO